Scarborough Advantage Variable Annuity	Item 24.b Exhibit (13)

Average Annual Total Return as of December 31, 2002
Standardized Returns

P(1 + T)n = ERV

P = a hypothetical initial payment of $1000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of those periods (or a fractional portion thereof)

	1 Year	5 Year	10 Year	From Inception

Bankers Trust International w/ CDSC				10/27/1999
	786.60	N/A	N/A	599.45
	(0.7866)^1			(0.59945)^(1/3.181)
	0.78660			0.85140
	-21.34%			-14.86%

Goldman Sachs Capital Growth w/ CDSC				10/27/1999
	746.30	N/A	N/A	668.30
	(0.7463)^1			(0.6683)^(1/3.181)
	0.74630			0.88100
	-25.37%			-11.90%

Goldman Sachs Small Core Small Cap Equity w/ CDSC				10/27/1999
	838.50	N/A	N/A	1,044.23
	(0.8385)^1			(1.04423)^(1/3.181)
	0.83850			1.01370
	-16.15%			1.37%

T. Rowe Price Equity Income w/ CDSC				10/27/1999
	856.60	N/A	N/A	966.36
	(0.8566)^1			(0.96636)^(1/3.181)
	0.85660			0.98930
	-14.34%			-1.07%

T. Rowe Price Mid-Cap Growth w/ CDSC				10/27/1999
	776.60	N/A	N/A	984.81
	(0.7766)^1			(0.98481)^(1/3.181)
	0.77660			0.99520
	-22.34%			-0.48%

Scarborough Advantage Variable Annuity	Item 24.b Exhibit (13)

Average Annual Total Return as of December 31, 2002
Non-Standardized Returns

P(1 + T)n = ERV

P = a hypothetical initial payment of $1000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of those periods (or a fractional portion thereof)

	1 Year	5 Year	10 Year	From Inception

Bankers Trust International w/o CDSC				4/30/1999
	786.60	N/A	N/A	600.77
	(0.7866)^1			(0.60077)^(1/3.674)
	0.78660			0.87050
	-21.34%			-12.95%

Goldman Sachs Capital Growth w/o CDSC				4/30/1998
	746.30	N/A	N/A	802.83
	(0.7463)^1			(0.80283)^(1/4.674)
	0.74630			0.95410
	-25.37%			-4.59%

Goldman Sachs Small Core Small Cap Equity w/o CDSC				2/13/1998
	838.50	N/A	N/A	897.98
	(0.8385)^1			(0.89798)^(1/4.882)
	0.83850			0.97820
	-16.15%			-2.18%

T. Rowe Price Equity Income w/o CDSC				6/1/1995
	856.60	965.97	N/A	1,697.32
	(0.8566)^1	(0.96597)^(1/5)		(1.69732)^(1/7.589)
	0.85660	0.99310		1.07220
	-14.34%	-0.69%		7.22%

T. Rowe Price Mid-Cap Growth w/o CDSC				12/31/1996
	776.60	1,207.32	N/A	1,415.56
	(0.7766)^1	(1.20732)^(1/5)		(1.41556)^(1/6.003)
	0.77660	1.03840		1.05960
	-22.34%	3.84%		5.96%